Press release	Certegy Inc.
11720 Amber Park Drive
Suite 600
Alpharetta, Georgia 30004

Phone 678-867-8000
Date: January 24, 2003	Fax 678-867-8100

Contact: Mary K. Waggoner
Vice President — Investor and
Public Relations
678-867-8004
mary.waggoner@certegy.com

CERTEGY REPORTS FOURTH QUARTER EARNINGS

DILUTED EPS OF $0.44, OR $0.46 BEFORE

SEVERANCE AND OTHER CHARGES

Alpharetta, GA, January 24, 2003 — Certegy Inc. (NYSE:CEY) today reported fourth quarter 2002 diluted earnings per share of $0.44 on revenue of $263.3 million, operating income of $48.6 million and net income of $29.0 million.  These results include a $2.9 million charge for severance and other charges.  Excluding these charges, diluted earnings per share was $0.46, operating income was $51.4 million and net income was $30.8 million.

“We reported strong earnings per share growth in the fourth quarter despite a disappointing holiday shopping season.  We are particularly pleased with a 7.2% revenue growth in our domestic card business and our success in managing costs,” said Lee Kennedy, chairman, president and chief executive officer of Certegy.  “We have also taken positive actions to strengthen the quality of our merchant processing portfolio. While this has reduced our overall revenue growth, it has enhanced profitability.”

FOURTH QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2002 fourth quarter financial results, as compared to fourth quarter 2001, are as follows:

•      Revenue increased 3.4% (4.6% in local currency) to $263.3 million.

•      Operating income of $48.6 million ($51.4 million non-GAAP) grew 4.7% (6.0% non-GAAP).

•      Interest expense declined to $1.8 million, driven by low interest rates and debt reductions.

•      Net income increased 9.4% (8.6% non-GAAP) to $29.0 million ($30.8 million non-GAAP).

•      Diluted earnings per share of $0.44 ($0.46 non-GAAP) increased by 15.8% (12.2% non-GAAP).

•      Total debt outstanding as of December 31, 2002 was $214.2 million.

•      2,493,000 shares of common stock were repurchased at a cost of $53.6 million.

•      Capital expenditures totaled $9.3 million, excluding $10.4 million for acquisitions.

Statement of Financial Accounting Standards (“SFAS”) No. 142 modifies accounting for business combinations, goodwill and identifiable intangible assets.  As of January 1, 2002, all goodwill amortization ceased.  In the fourth quarter of 2001, Certegy’s operating income included $2.2 million of goodwill amortization, or approximately $0.026 per diluted share.  For comparative purposes, the non-GAAP results for the fourth quarter of 2001 include adjustments to reflect this accounting change, as if it had been effective January 1, 2001.  Fourth quarter 2002 non-GAAP results exclude the $2.9 million charges for severance and other charges.  Attachment Pages 3 and 5 of 9 provide detailed reconciliations of GAAP to non-GAAP financial results for the fourth quarter of 2002 and 2001.

SEGMENT RESULTS

Card Services generated revenue of $163.6 million in the fourth quarter of 2002, an increase of $1.0 million, or 0.6% (3.3% in local currency) over the prior-year quarter, driven by a 7.2% increase in North American card revenue and strong international card revenue growth outside of Latin America.  International card revenue increased 2.2% in local currency, but declined by 11.6% in U.S. dollars due to unfavorable currency rates and volatile political and economic conditions in Brazil.  Excluding Latin America, international revenue increased by 14.2 % in local currency and 24.3% in U.S. dollars.  Merchant processing revenue declined by 4.7%, due to the previously announced deconverison of a large customer and the company’s focus on improving the overall quality and profitability of the portfolio.

Card Services’ operating income grew by 12.0% over the prior-year quarter.  Excluding the severance and other charge, Card Services’ operating income grew by 11.2% (14.0% in local currency) to $40.8 million, as compared to non-GAAP fourth quarter 2001 results.  The increase was driven by productivity gains in the card issuing business and a more favorable merchant processing customer mix and cost structure.

Check Services generated revenue of $99.7 million in the fourth quarter of 2002, an increase of $7.7 million, or 8.4% (6.9% in local currency) over the prior-year quarter.  Revenue from new customer signings in 2002 partially offset weak consumer spending in the quarter.

Check Services’ operating income decreased by 2.0% to $15.2 million in the quarter.  Excluding severance and other charges, Check Services’ operating income increased 0.9% to $15.9 as compared to non-GAAP fourth quarter 2001.  Operating income growth was impacted by lower than expected holiday sales, check volume mix and investment in the check cashing business.  Excluding check cashing operating losses in 2002 and 2001, Check Services’ non-GAAP operating income grew 2.9%.

Corporate non-GAAP expense increased $1.4 million to $5.3 million.  The corporate expense in the fourth quarter of 2002 includes expenses driven by the conversion of administrative functions which were previously outsourced and by recruiting and relocation costs.

BUSINESS HIGHLIGHTS

During the fourth quarter, domestic card issuing transaction volumes increased by 6.8%, driven primarily by growth in debit card transactions.  Certegy added approximately 0.5 million cards, increasing its international card base to 24.2 million and its global card base to 46.7 million.  For the full year 2002, the number of cards processed globally increased by approximately 5.0 million, or 11.9% over 2001.

Check guaranty volumes increased 6.8% over prior fourth quarter, driven by the continued success of new customer signings throughout 2002.  Incremental annualized revenue from new customer signings in 2002 totaled approximately $60 million.

Also during the quarter, Certegy announced a long-term contract with Suncorp-Metway Ltd. to process Suncorp’s new Visa card program, which is scheduled to launch in 2003.  Suncorp is Australia’s sixth largest bank and second largest insurance company.   Significant card processing contract renewals include Losango and Pan Americano in Brazil, and Ikano in the United Kingdom.

On December 31, 2002, Certegy completed the acquisition of substantially all the assets of Netzee, Inc., a leading provider of integrated Internet banking and bill payment product and services to community banks and credit unions.

FULL YEAR FINANCIAL HIGHLIGHTS

For the year ended December 31, 2002, the company reported diluted earnings per share of $1.30 on revenue of $1.0 billion, operating income of $151.9 million and net income of $90.0 million.  These results include a $12.2 million, or $0.11 per diluted share, charge to cover an asset impairment charge and severance, litigation settlement and other costs.  Excluding this charge, diluted earnings per share was $1.41, operating income was $164.2 million and net income was $97.7 million.

Highlights for the full year 2002 are as follows:

•      Revenue grew 7.7% to $1.0 billion.

•      Operating income of $151.9 million ($164.2 million non-GAAP) increased 0.4% (4.8% non-GAAP).

•      Interest expense totaled $7.1 million.

•      Net income increased by 3.3% (12.0% non-GAAP) to $90.0 million ($97.7 million non-GAAP).

•      Diluted earnings per share of $1.30 ($1.41 non-GAAP) increased by 3.2% (11.9% non-GAAP).

•      3.4 million shares of common stock were repurchased at a cost of $79.5 million.

•      Capital expenditures totaled $48.9 million, excluding $10.4 for acquisitions.

Statement of Financial Accounting Standards (“SFAS”) No. 142 modifies accounting for business combinations, goodwill and identifiable intangible assets.  As of January 1, 2002, all goodwill amortization ceased.  For the full year of 2001, Certegy’s operating income included $8.6 million of goodwill amortization, or approximately $0.10 per diluted share.  For comparative purposes, the non-GAAP results for 2001 include adjustments to reflect this accounting change, as if it had been effective January 1, 2001.  Certegy was established as a separate public company through a tax-free distribution to Equifax Inc. shareholders on July 7, 2001.  For comparative purposes, non-GAAP results for full year 2001 include non-GAAP adjustments to reflect $8.4 million of interest expense and $3.3 million of corporate expenses that would have been incurred had the distribution occurred at the beginning of 2001.  Full year 2002 non-GAAP results exclude the $12.2 million charge to cover severance, asset impairment and other charges.  Attachment Pages 4 and 6 of 9 provide detailed reconciliations of GAAP to non-GAAP results for full year 2002 and 2001.

OUTLOOK

When commenting on the company’s expectations for 2003, Kennedy stated, “Our outlook for the coming year is based on continued slow economic growth. Projected revenue growth rates also reflect the impact of customer reductions in our Brazilian card operation and merchant processing business.  Certegy’s fundamental business model remains strong, and we believe we are well positioned to return to historical revenue growth rates in 2004.”

Compared to 2002 non-GAAP results:

•      Revenue of $1.0 billion is expected to increase 3 to 5%.

•      Operating income of $164.2 million is expected to increase 5 to 7%.

•      Diluted earnings per share of $1.41 is expected to increase to $1.52 to $1.55.

The above guidance excludes an anticipated charge of approximately $2.0 to $3.0 million for severance and related costs associated with the downsizing of operations in Brazil during the first quarter of 2003.

TELECONFERENCE

Management will host a teleconference to discuss fourth quarter earnings on Friday, January 24, 2003, at 9:00 a.m. Eastern Time.  The live audio Webcast and replay of the speakers’ presentations will be available at www.certegy.com.  Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer.

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The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements.  The factors that could, either individually or in the aggregate, affect our performance include the following, which are described in greater detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2001 Annual Report on Form 10-K filed with the SEC:  Our ability to maintain or improve our competitive positions against current and potential competitors; the level of economic growth or other factors affecting demand for our products and services; loss of key customer contracts or strategic relationships; changes in regulation or industry standards applicable to our businesses or those of our customers; risks associated with investments and operations in foreign countries, including exchange rate fluctuations and local political, social, and economic factors, and those other risks listed in the above-referenced section of our Form 10-K.

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Certegy (NYSE:CEY) provides credit and debit card processing, check risk management and check cashing services, and merchant processing to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, Canada, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments.  Certegy generated $1.0 billion in revenue in 2002. For more information on Certegy, please visit www.certegy.com.

CERTEGY INC.
GAAP CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2001	2002	2001

Revenues	$263,251	$254,610	$1,007,968	$935,971

Operating expenses:
Costs of services	183,264	185,028	730,440	686,588
Selling, general and administrative	28,563	23,224	113,349	97,964
Severance and other charges	2,865	—	12,230	—
	214,692	208,252	856,019	784,552
Operating income	48,559	46,358	151,949	151,419
Other income, net	197	201	1,119	78
Interest expense	(1,775)	(3,101)	(7,120)	(7,200)
Income before income taxes and minority interests	46,981	43,458	145,948	144,297
Provision for income taxes	(17,970)	(16,949)	(55,964)	(56,276)
Minority interests in earnings, net of tax	—	—	—	(945)
Net income	$29,011	$26,509	$89,984	$87,076

Basic earnings per share	$0.44	$0.39	$1.32	$1.27

Average shares outstanding	66,300	68,626	68,254	68,317

Diluted earnings per share	$0.44	$0.38	$1.30	$1.26

Average shares outstanding	66,592	69,372	69,033	69,063

Revenues and operating income of the Company’s reportable segments for the three months and twelve months ended December 31, 2002 and 2001 are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2001	2002	2001
Revenues:
Card Services	$163,563	$162,613	$660,903	$631,665
Check Services	99,688	91,997	347,065	304,306
	$263,251	$254,610	$1,007,968	$935,971
Operating income:
Card Services	$38,920	$34,750	$129,376	$119,767
Check Services	15,211	15,529	41,883	43,502
	54,131	50,279	171,259	163,269
General corporate expense	(5,572)	(3,921)	(19,310)	(11,850)
	$48,559	$46,358	$151,949	$151,419

CERTEGY INC.
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	2002(1)	2001(2)	2002(1)	2001(2)

Revenues	$263,251	$254,610	$1,007,968	$935,971

Operating expenses:
Costs of services	183,264	182,856	730,440	680,378
Selling, general and administrative	28,563	23,224	113,349	98,864
Severance and other charges	—	—	—	—
	211,827	206,080	843,789	779,242
Operating income	51,424	48,530	164,179	156,729
Other income, net	197	201	1,119	78
Interest expense	(1,775)	(3,101)	(7,120)	(15,613)
Income before income taxes and minority interests	49,846	45,630	158,178	141,194
Provision for income taxes	(19,066)	(17,285)	(60,505)	(53,036)
Minority interests in earnings, net of tax	—	—	—	(945)

Net income	$30,780	$28,345	$97,673	$87,213

Basic earnings per share	$0.46	$0.41	$1.43	$1.28

Average shares outstanding	66,300	68,626	68,254	68,317

Diluted earnings per share	$0.46	$0.41	$1.41	$1.26

Average shares outstanding	66,592	69,372	69,033	69,063

Revenues and operating income of the Company’s reportable segments for the three months and twelve months ended December 31, 2002 and 2001 on a non-GAAP basis are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	2002(1)	2001(2)	2002(1)	2001(2)
Revenues:
Card Services	$163,563	$162,613	$660,903	$631,665
Check Services	99,688	91,997	347,065	304,306
	$263,251	$254,610	$1,007,968	$935,971
Operating income:
Card Services	$40,801	$36,684	$135,467	$127,404
Check Services	15,915	15,767	46,562	44,425
	56,716	52,451	182,029	171,829
General corporate expense	(5,292)	(3,921)	(17,850)	(15,100)
	$51,424	$48,530	$164,179	$156,729

(1)       See Attachment Pages 3 of 9 and 4 of 9 for a reconciliation of GAAP to non-GAAP consolidated statements of income for the three months and twelve months ended December 31, 2002, respectively.

(2)       See Attachment Pages 5 of 9 and 6 of 9 for a reconciliation of GAAP to non-GAAP consolidated statements of income for the three months and twelve months ended December 31, 2001, respectively.

CERTEGY INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2002
(In thousands, except per share amounts)
(Unaudited)

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP

Revenues	$263,251	$—	$263,251

Operating expenses:
Costs of services	183,264	—	183,264
Selling, general and administrative	28,563	—	28,563
Severance and other charges	2,865	(2,865)	—
	214,692	(2,865)	211,827

Operating income	48,559	2,865	51,424
Other income, net	197	—	197
Interest expense	(1,775)	—	(1,775)
Income before income taxes	46,981	2,865	49,846
Provision for income taxes	(17,970)	(1,096)	(19,066)

Net income	$29,011	$1,769	$30,780

Basic earnings per share	$0.44		$0.46

Average shares outstanding	66,300		66,300

Diluted earnings per share	$0.44		$0.46

Average shares outstanding	66,592		66,592

A reconciliation of GAAP operating income of the Company’s reportable segments to non-GAAP operating income for the three months ended December 31, 2002 is as follows:

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP
Operating income:
Card Services	$38,920	$1,881	$40,801
Check Services	15,211	704	15,915
	54,131	2,585	56,716
General Corporate Expense	(5,572)	280	(5,292)
	$48,559	$2,865	$51,424

(1)       Non-GAAP adjustment to exclude the severance and other charges for the three months ended December 31, 2002.  See Attachment Page 8 of 9 for details of the severance and other charges.

CERTEGY INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002
(In thousands, except per share amounts)
(Unaudited)

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP

Revenues	$1,007,968	$—	$1,007,968

Operating expenses:
Costs of services	730,440	—	730,440
Selling, general and administrative	113,349	—	113,349
Severance and other charges	12,230	(12,230)	—
	856,019	(12,230)	843,789

Operating income	151,949	12,230	164,179
Other income, net	1,119	—	1,119
Interest expense	(7,120)	—	(7,120)
Income before income taxes	145,948	12,230	158,178
Provision for income taxes	(55,964)	(4,541)	(60,505)

Net income	$89,984	$7,689	$97,673

Basic earnings per share	$1.32		$1.43

Average shares outstanding	68,254		68,254

Diluted earnings per share	$1.30		$1.41

Average shares outstanding	69,033		69,033

A reconciliation of GAAP operating income of the Company’s reportable segments to non-GAAP operating income for the twelve months ended December 31, 2002 is as follows:

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP
Operating income:
Card Services	$129,376	$6,091	$135,467
Check Services	41,883	4,679	46,562
	171,259	10,770	182,029
General Corporate Expense	(19,310)	1,460	(17,850)
	$151,949	$12,230	$164,179

(1)    Non-GAAP adjustment to exclude the severance and other charges for the twelve months ended December 31, 2002.  See Attachment Page 8 of 9 for details of the severance and other charges.

CERTEGY INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2001
(In thousands, except per share amounts)
(Unaudited)

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP

Revenues	$254,610	$—	$254,610

Operating expenses:
Costs of services	185,028	(2,172)	182,856
Selling, general and administrative	23,224	—	23,224
	208,252	(2,172)	206,080

Operating income	46,358	2,172	48,530
Other income, net	201	—	201
Interest expense	(3,101)	—	(3,101)
Income before income taxes	43,458	2,172	45,630
Provision for income taxes	(16,949)	(336)	(17,285)
Net income	$26,509	$1,836	$28,345

Basic earnings per share	$0.39		$0.41

Average shares outstanding	68,626		68,626

Diluted earnings per share	$0.38		$0.41

Average shares outstanding	69,372		69,372

A reconciliation of GAAP operating income of the Company’s reportable segments to non-GAAP operating income for the three months ended December 31, 2001 is as follows:

		Non-GAAP
	GAAP	Adjustment(1)	Non-GAAP
Operating income:
Card Services	$34,750	$1,934	$36,684
Check Services	15,529	238	15,767
	50,279	2,172	52,451
General Corporate Expense	(3,921)	—	(3,921)
	$46,358	$2,172	$48,530

(1)   Non-GAAP adjustment to exclude goodwill amortization expense in accordance with SFAS 142, “Goodwill and Other Intangible Assets,” as if the standard had been effective on January 1, 2001.

CERTEGY INC.
RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
(In thousands, except per share amounts)
(Unaudited)

		Non-GAAP Adjustments
	GAAP	Spin(1)	SFAS 142(2)	Non-GAAP

Revenues	$935,971	$—	$—	$935,971

Operating expenses:
Costs of services	686,588	2,350	(8,560)	680,378
Selling, general and administrative	97,964	900	—	98,864
	784,552	3,250	(8,560)	779,242

Operating income	151,419	(3,250)	8,560	156,729
Other income, net	78	—	—	78
Interest expense	(7,200)	(8,413)	—	(15,613)
Income before income taxes and minority interests	144,297	(11,663)	8,560	141,194
Provision for income taxes	(56,276)	4,549	(1,309)	(53,036)
Minority interests in earnings, net of tax	(945)	—	—	(945)
Net income	$87,076	$(7,114)	$7,251	$87,213

Basic earnings per share	$1.27			$1.28

Average shares outstanding	68,317			68,317

Diluted earnings per share	$1.26			$1.26

Average shares outstanding	69,063			69,063

A reconciliation of GAAP operating income of the Company’s reportable segments to non-GAAP operating income for the twelve months ended December 31, 2001 is as follows:

		Non-GAAP Adjustments
	GAAP	Spin(1)	SFAS 142(2)	Non-GAAP
Operating income:
Card Services	$119,767	$—	$7,637	$127,404
Check Services	43,502	—	923	44,425
	163,269	—	8,560	171,829
General Corporate Expense	(11,850)	(3,250)	—	(15,100)
	$151,419	$(3,250)	$8,560	$156,729

(1)    Non-GAAP adjustments include a) additional operating expenses of $3.3 million, which specifically relate to incremental pension expense, insurance costs, corporate headquarters rent, and stand-alone public company costs for audit, director, and stock exchange fees; b) interest expense on the $275 million of debt used to fund a cash payment to Equifax in conjunction with the spin-off, at an annual rate of LIBOR plus 100 basis points (5.76% for the six months ended June 30, 2001), plus amortization of financing costs over the three-year term of the debt; and c) the income tax benefit resulting from the non—GAAP adjustments using the Company’s effective tax rate for the period.

(2)    Non-GAAP adjustment to exclude goodwill amortization expense in accordance with SFAS 142, “Goodwill and Other Intangible Assets,” as if the standard had been effective on January 1, 2001.

CERTEGY INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

1.             Revenues by product and service offering are as follows (in millions):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Issuer Services	$102.5	$106.1	$113.6	$112.1	$434.3	$107.7	$116.1	$110.6	$114.1	$448.5
Check Services	66.7	70.4	75.2	92.0	304.3	77.6	82.9	86.9	99.7	347.1
Merchant Processing Services	44.6	46.9	48.0	48.1	187.6	48.5	54.3	54.1	46.0	202.9
Software and Support	1.9	4.3	1.2	2.4	9.8	1.0	2.1	2.9	3.5	9.5
	$215.7	$227.7	$238.0	$254.6	$936.0	$234.8	$255.4	$254.5	$263.3	$1,008.0

2.             Adoption of Emerging Issues Task Force Issue No. 01-14 (“EITF 01-14”):

In January 2002, the Company adopted Emerging Issues Task Force Issue No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” which requires that reimbursements received for out-of-pocket expenses be reclassified as revenues.  Historically, the Company has netted such reimbursements against its costs in the consolidated statements of income.  As a result of this required adoption and certain similar reclassifications, revenues reported for the fourth quarters of 2002 and 2001 have increased by $25.4 million and $21.8 million, respectively, for reimbursed out-of-pocket expenses that include postage, delivery, telecommunications, and other costs.  These reclassifications, which have no impact on operating income or net income, increased segment revenues and costs of services as follows (in millions):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Issuer Services	$16.5	$17.3	$15.0	$15.3	$64.1	$15.8	$19.0	$16.0	$16.4	$67.2
Check Services	3.0	3.7	3.8	5.4	15.9	4.0	4.3	4.8	7.8	20.9
Merchant Processing Services	1.1	1.3	1.2	1.1	4.7	1.0	1.0	1.1	0.9	4.0
Software and Support	0.1	—	—	—	0.1	0.1	0.1	0.1	0.3	0.6
	$20.7	$22.3	$20.0	$21.8	$84.8	$20.9	$24.4	$22.0	$25.4	$92.7

3.             Revenues by geographic area (based on location of customer) are as follows (in millions):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$176.0	$186.9	$196.9	$207.3	$767.1	$190.1	$208.7	$210.0	$215.8	$824.6
International	39.7	40.8	41.1	47.3	168.9	44.7	46.7	44.5	47.5	183.4
	$215.7	$227.7	$238.0	$254.6	$936.0	$234.8	$255.4	$254.5	$263.3	$1,008.0

4.            Interchange fees included in merchant processing services revenues and costs of services are as follows (in millions):

               The Company’s Card Services segment includes merchant processing contracts directly with merchants and with merchants’ financial institutions.  When the Company has a direct relationship with the merchant, revenues collected are primarily based on a discount rate, which considers the cost of interchange fees (processing fees paid to credit card associations).  When the merchant relationship is with the financial institution, the Company collects transaction fees plus the interchange fees.  In both instances, the Company is responsible for collecting the interchange fees from the merchant after settling with the credit card associations.  Interchange fees are recorded as a component of revenues and costs of services.  Interchange fees included in revenues and costs of services are as follows:

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Interchange Fees	$34.7	$36.4	$37.2	$37.8	$146.1	$39.5	$43.9	$43.8	$35.4	$162.6

5.             Severance and other charges recognized in 2002 by segment (in millions):

	2002 Severance and Other Charges
				Segment
	3rd Qtr	4th Qtr	Year	Card	Check	Corp
Brazil Intangible Write-off	$4.2		$4.2	$4.2
Litigation Settlement	4.0		4.0		$4.0
Severance Charges	0.1	$3.0	3.1	1.9	0.7	$0.5
Collateral Assignment in Life Insurance Policies	1.0	(0.1)	0.9			0.9
	$9.3	$2.9	$12.2	$6.1	$4.7	$1.4

Diluted earnings per share	$0.085	$0.027	$0.112

6.             Check volumes in dollars are as follows (in billions):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Domestic	$6.1	$6.8	$7.0	$9.1	$29.0	$7.1	$7.7	$7.7	$9.2	$31.7
International	0.8	0.8	0.7	0.8	3.1	0.8	0.8	0.9	1.0	3.5
	$6.9	$7.6	$7.7	$9.9	$32.1	$7.9	$8.5	$8.6	$10.2	$35.2

Guarantee	$5.0	$5.4	$5.6	$7.3	$23.3	$6.0	$6.4	$6.6	$7.8	$26.8
Verification	1.9	2.2	2.1	2.6	8.8	1.9	2.1	2.0	2.4	8.4
	$6.9	$7.6	$7.7	$9.9	$32.1	$7.9	$8.5	$8.6	$10.2	$35.2

7.             Number of cards and accounts processed (end of period) are as follows (in millions):

	2001				2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cards:
Domestic	20.9	21.4	21.7	21.5	21.9	22.0	22.2	22.5
International	14.0	16.0	19.3	20.2	21.3	22.0	24.0	24.2
	34.9	37.4	41.0	41.7	43.2	44.0	46.2	46.7
Accounts:
Domestic	16.0	16.4	16.6	16.5	16.7	16.9	17.1	17.1
International	12.5	14.3	17.1	17.9	18.9	19.3	20.5	20.8
	28.5	30.7	33.7	34.4	35.6	36.2	37.6	37.9

8.             Merchant volumes in dollars and number of transactions are as follows:

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Dollars (in billions)	$1.9	$2.1	$2.1	$2.1	$8.2	$2.2	$2.4	$2.4	$1.9	$8.9

Number of Transactions (in millions)	25.0	27.4	28.1	28.7	109.2	30.9	33.7	33.6	25.9	124.1

9.             Currency translation increased (decreased) revenues and operating income in 2002 as follows (in millions):

	Revenues
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$(2.9)	$(0.7)	$(1.7)	$(4.4)	$(9.7)
Check Services	(0.3)	0.3	0.9	1.3	2.2
	$(3.2)	$(0.4)	$(0.8)	$(3.1)	$(7.5)

	Operating Income
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$(0.2)	$—	$(0.4)	$(1.0)	$(1.6)
Check Services	—	0.1	0.2	0.4	0.7
	$(0.2)	$0.1	$(0.2)	$(0.6)	$(0.9)

10.          Depreciation and amortization by segment is as follows (in millions):

	2001 (GAAP)					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$8.9	$9.5	$10.1	$10.3	$38.8	$8.1	$7.9	$8.0	$8.0	$32.0
Check Services	1.5	1.5	1.7	2.1	6.8	1.8	1.6	1.7	1.5	6.6
Corporate	—	—	—	0.1	0.1	0.1	0.1	0.1	0.3	0.6
	$10.4	$11.0	$11.8	$12.5	$45.7	$10.0	$9.6	$9.8	$9.8	$39.2

In accordance with SFAS 142, “Goodwill and Other Intangible Assets,” amortization of goodwill ceased effective January 1, 2002.  The non-GAAP depreciation and amortization amounts presented below exclude goodwill amortization expense as if the standard had been effective on January 1, 2001.

	2001 (Non-GAAP)
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Card Services	$7.1	$7.6	$8.0	$8.3	$31.0
Check Services	1.3	1.3	1.5	1.9	6.0
Corporate	—	—	—	0.1	0.1
	$8.4	$8.9	$9.5	$10.3	$37.1

11.          Capital expenditures and acquisitions are as follows (in millions):

	2001					2002
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures	$12.3	$14.4	$14.0	$8.6	$49.3	$12.1	$14.7	$12.8	$9.3	$48.9

Acquisitions, net of cash acquired	$—	$55.5	$23.5	$—	$79.0	$—	$—	$—	$10.4	$10.4

12.          Further guidance with respect to 2003 is as follows:

Our outlook for 2003 assumes no meaningful economic recovery occurs and that consumer spending remains subdued throughout the year.  The 3% to 5% range of revenue growth reflects lowered expectations in merchant processing and in our South American Card operation.  Excluding these two businesses, the underlying growth rate assumption is 10% to 12%.

Total Card Services’ revenue is forecast to decline 1% to 3%, due to merchant processing and the South American Card operation. Excluding these two businesses, the underlying growth rate assumption for the Card segment is 9% to 11%.  The North American Card growth assumption is 8% to 10%.  Card issuer software revenue should approximate $5 million.

Check Services’ revenue is forecast to grow 14% to 16%.  Check cashing revenue is expected to approximate $15 million, with a growth rate of 10% to 12% in the remainder of the Check business.

Overall margins (compared to 2002 non-GAAP results) are expected to expand 20 to 60 basis points.  Corporate expense is expected to approximate $17 million to $18 million.

                Interest expense should approximate $6 million to $7 million, and the effective tax rate should approximate 38.3%.  Capital expenditures are forecast to be $40 million to $45 million with free cash flow of $85 million to $95 million.